                                                                 EXHIBIT 3(vii)


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

                         ENVIRO-CLEAN OF AMERICA, INC.

         WARRANT CERTIFICATE

         Dated as of June 1, 1999

         Warrants to Purchase Common Stock

         ENVIRO-CLEAN OF AMERICA, INC., a Nevada corporation (the "Company"), hereby certifies that, for value received, Blair Etra ("Holder"), or its registered assigns, is the registered owner of Two Thousand Four Hundred (2,400) Warrants (the "Warrants"), each of which will entitle the Holder thereof to purchase one share, as adjusted from time to time as provided in Section 7, of the Common Stock, par value $.001 per share, of the Company (the "Common Stock", each such share being a "Warrant Share" and all such shares being the "Warrant Shares") at the exercise price of Four Dollars and Twenty-Five Cents ($4.25) per share (as adjusted from time to time as provided in Section 7, the "Exercise Price") at any time on or after the date that is one hundred and eighty (180) days from the date hereof (the "Initial Exercise Date") and prior to or on the date that is four (4) years from the date hereof (the "Expiration Date"), all subject to the following terms and conditions.

         The Warrants and the Warrant Shares are being issued in reliance upon the exemptions from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

         1. Registration of Warrants. The Company shall register each Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder of such Warrant from time to time. The Company may deem and treat the registered Holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the Holder thereof, and for all other purposes, and the Company shall not be affected by notice to the contrary.

         2. Registration of Transfers and Exchanges.

               a. The Company shall register, or instruct the transfer agent of the Company's Common Stock (the "Transfer Agent") to register, the transfer of any Warrants in the Warrant Register, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or the Company at the office specified in or pursuant to Section 3(c). Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate ("New Warrants"), evidencing the Warrants so transferred shall be issued to the transferee and a New Warrant evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

               b. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof to the Transfer Agent or at the office of the Company specified in or pursuant to Section 3(c), for New Warrants evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such New Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.

         3. Duration and Exercise of Warrants.

               a. Warrants shall be exercisable by the registered Holder thereof on any business day before 5:00 P.M., Eastern time, at any time and from time to time on or after the Initial Exercise Date to and including the Expiration Date. At 5:00 P.M., Eastern time, on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value.

               b. Subject to the limitations set forth in Section 3(c) and to the other provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable on the exercise of each Warrant and to the Exercise Price pursuant to Section 7, the Holder of this Warrant shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to the Holder) at the Exercise Price one fully paid Warrant Share which is non-assessable.

               c. Subject to Sections 2(b), 4 and 8, upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its office at 211 Park Avenue, Hicksville, NY 11801, Attention: Richard Kandel, President, or at such other address as the Company may specify in writing to the then registered Holder of the Warrants, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America, all as specified by the Holder of this Warrant Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants, and in such name or names as such registered Holder may designate, a certificate or certificates for the Warrant Shares issued upon such exercise of such Warrants. Any person so designated to be named therein shall be deemed to have become Holder of record of such Warrant Shares as of the Date of Exercise of such Warrants.

         The Holder may elect to pay all or a portion of the Exercise Price in respect of the exercise of any or all Warrants by reducing the principal amount of the promissory note, dated June 1, 1999 (the "Note") due and owing to the Holder by the Company. Any such election must be clearly indicated in the Election to Purchase provided to the Company in connection with such exercise.

         The "Date of Exercise" of any Warrant means the date on which the Transfer Agent or the Company shall have received (i) this Warrant Certificate (or any New Warrant, as applicable) with the Form of Election to Purchase attached hereto (or thereto) appropriately completed and duly signed, and (ii) payment of the Exercise Price for such Warrant (whether in cash or forgiveness of indebtedness under the Note, as provided above).

               d. The Warrants evidenced by this Warrant Certificate shall be exercisable, either as an entirety or, from time to time, for part of the number of Warrants evidenced by this Warrant Certificate so long as at least five hundred (500) Warrant Shares are exercised; provided, however, that if the remaining number of Warrant Shares for which this Warrant Certificate is exercisable is less than five hundred (500), this Warrant Certificate may be exercised for such lesser number of remaining Warrant Shares. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company shall issue, at its expense, a New Warrant for the remaining number of Warrants evidenced by this Warrant Certificate.

         4. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of the Warrants represented by this Warrant Certificate; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder, and the Company shall not be required to issue or deliver the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrants represented by this Warrant Certificate or receiving the Warrant Shares under this Warrant Certificate.

         5. Replacement of Warrant. If this Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant Certificate, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company or, if applicable, the Transfer Agent of such loss, theft or destruction and bond or other indemnity, if requested, satisfactory to the Company and the Transfer Agent. Applicants for a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         6. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common

Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrants, a number of shares of Common Stock equal to at least the maximum number of Warrant Shares (as adjusted from time to time pursuant to Section 7 hereof) which may then be deliverable upon the exercise of this Warrant and all other outstanding options, warrants or other purchase rights. The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance thereof, be duly and validly authorized, issued, fully paid, and nonassessable.

         7. Adjustment to the Number of Warrant Shares Issuable. The number of Warrant Shares issuable upon the exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 7. Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               1. If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (ii) subdivide outstanding shares of Common Stock into a larger number of shares,
(iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               2. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or options to subscribe for or purchase any security (excluding those referred to in Sections 7(a), 7(c) and 7(d) hereof), then in each such case the Exercise Price for which the Warrant Shares shall be purchased shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be the Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company. The adjustments shall be described in a statement provided to the Holder setting forth the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               3. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of the shares of the Common Stock into which this Warrant could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(c) upon any exercise following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

               4. For the purposes of this Section 7, the following clauses shall also be applicable:

                  (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in convertible securities, or (B) to subscribe for or purchase Common Stock or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall not be considered an issue or sale of Common Stock for the purposes of this subsection
(d).

               5. If:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock) or shall authorize a repurchase or redemption or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock for which this Warrant is exercisable); or

                  (2) the Company shall declare a special nonrecurring cash dividend on its then-outstanding Common Stock; or

                  (3) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or

                  (4) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or

                  (5) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be mailed to the Holder at the last address that appears upon the Warrant Register, at least thirty (30) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, repurchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, repurchase, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

               6. In any case in which this Section 7 shall require that an adjustment be made effective as of the record date for a specified event, the Company may elect to defer until occurrence of such event (A) issuing to the Holder, if this Warrant is exercised after such record date, the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to adjustment and (B) paying to the Holder any amount in cash in lieu of a fractional share pursuant to Section 7 hereof; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares, other capital stock and/or cash upon the occurrence of the event requiring such adjustment.

               7. Any determination that the Company or the Board of Directors makes pursuant to this Section 7 shall be conclusive absent manifest error.

               8. If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least thirty (30) calendar days prior to the effective date of such action, and an Appraiser selected by the Holders of majority in interest of the Warrants shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in Section 7(e)), of the Exercise Price (including, if necessary, any adjustment as to the Warrant Shares to be purchased upon exercise of this Warrant) and any distribution which is or would be required to be preserved without diluting the rights of the Holders.

         8. Resales of Warrant Shares. The Warrants are being issued, and the Warrant Shares will be issued, to the Holder in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and applicable state or "Blue Sky" laws and regulations. Accordingly, the Warrants and Warrant Shares are "restricted securities" under Rule 144 and may only be sold pursuant to an effective registration statement under, or an exemption from registration pursuant to, the Securities Act and applicable state laws and regulations.

         9. Fractional Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of an Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall, at its option (a) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (b) shall round the number of Warrant Shares issuable, up to the next whole number of such shares.

         10. Warrant Agent.

               a. The Company shall serve as Warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new Warrant agent.

               b. Any corporation into which any Warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant agent shall be a party or any corporation to which the Company or any new Warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant agent under this Warrant without any further act. Any such successor Warrant agent shall promptly cause notice of its succession as Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at


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
the Holder's last address as shown on the register maintained by the Warrant agent pursuant to this Warrant.

         11. Notices. All notices or other communications hereunder shall be given, and shall be deemed duly given and received if given, by facsimile and by mail, postage prepaid: (1) if to the Company, addressed as follows: Enviro-Clean of America, Inc., 211 Park Avenue, Hicksville, NY 11801, Attention: Richard Kandel, President, or to facsimile no. (516) 931-3530; or (ii) if to the Holder, addressed to the Holder at the facsimile telephone number and address of the Holder appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section
11. Any such notice shall be deemed given and effective upon the earliest to occur of (1) receipt of such facsimile at the facsimile telephone number specified in this Section 11, (ii) five (5) Business Days after deposit in the United States malls or (iii) upon actual receipt by the party to whom such notice is required to be given.

         12. Miscellaneous.

               a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns (provided that the Company's obligation to a transferee of this Warrant arises only if such transfer is made in accordance with the terms of this Warrant Certificate) and the transferee agrees to be bound by the terms of this Warrant Certificate, and provided, further, that the Company may condition such transfer or assignment on receipt of such additional documents, certificates and/or opinions of counsel as the Company shall reasonably request to verify that such purported transfer or assignment is in compliance with all applicable federal and state securities laws and regulations.

               b. Subject to Section 12(a) above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company, the Holder and any registered holder of the Warrants any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company, the Holder and any other registered holder of the Warrants evidenced by this Warrant Certificate.

               c. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. The Holder consents to the jurisdiction of, and laying of venue in, any New York State or Federal Court sitting in the City of New York.

               d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

               e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its authorized officer as of the date first indicated above.

                                        ENVIRO-CLEAN OF AMERICA, INC.


                                        By:
                                           -------------------------------------
                                             Richard Kandel
                                             President

                          FORM OF ELECTION TO PURCHASE

(To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)

TO ENVIRO-CLEAN OF AMERICA, INC.:

         The undersigned hereby irrevocably elects to exercise _____________ Warrants evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, __________________ full shares of Common Stock issuable upon exercise of said Warrants.

         Check one and complete

___ The Holder is delivering herewith a check to the order of Enviro-Clean of America, Inc. in the amount of $____________, constituting the Exercise Price of the Warrants exercised hereby.

___ The Holder hereby forgives repayment of the sum of $____________ in aggregate principal amount of and accrued interest on Promissory Note No.___ of the Company dated ___________, 1999 in payment of the Exercise Price for the Warrants exercised hereby.

         The undersigned requests that certificates for such shares be issued in the name of:

                                            PLEASE INSERT SOCIAL SECURITY OR TAX
-----------------------------------         IDENTIFICATION NUMBER
                                                                  --------------
-----------------------------------
  (Please print name and address)

-----------------------------------

-----------------------------------

         If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercise be issued in the name of and delivered to:

-----------------------------------
  (Please print name and address)

-----------------------------------

-----------------------------------

Dated:                      , 19           Name of Holder:
      ----------------------    ---

      (Print)
             ----------------------

      (By:)
           ------------------------
                                              (Title:)

         FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns, and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:

Name of Assignee                    Address                   Number of Warrants
----------------                    -------                   ------------------





         If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

Dated:                      ,              Name of Holder:
      ---------------------- ------

      (Print)
             ----------------------

      (By:)
           ------------------------
                                              (Title:)


                                       11